SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2003

TenFold Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25661	83-0302610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

698 West 10000 South

South Jordan, Utah 84095

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (801) 495-1010

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item	7. Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit No.	Description
4.6	Form of Securities Purchase Agreement dated December 22, 2003 between Registrant and purchasers of common stock.
4.7	Form of Amendment No. 1 to Securities Purchase Agreement
10.29	Form of Placement Agent Agreement dated December 12, 2003 between Registrant and Brean Murray & Co., Inc.
99.1	Press Release issued December 22, 2003

Item 9. Regulation FD Disclosure

On December 22, 2003, the Registrant raised $10,000,000 through the private placement of 5,000,000 shares of common stock at a price of $2.00 per share. In connection with this financing, the Registrant paid a placement agent fee equal to 7% of the amount raised. This financing was completed to improve the Registrant’s cash position and increase its available working capital. Copies of the principal transaction documents entered into in connection with this financing are attached as exhibits hereto. In addition, for Regulation FD purposes, the Registrant is furnishing as an exhibit hereto a copy of the Private Placement Memorandum delivered in connection with this financing by the Registrant to potential investors, who prior to this public disclosure were subject to nondisclosure obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENFOLD CORPORATION By: /s/ Nancy M. Harvey Name: Nancy M. Harvey
Title: President, Chief Executive Officer and Chief Financial Officer

Dated: December 23, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.6	Form of Securities Purchase Agreement dated December 22, 2003 between Registrant and purchasers of common stock.
4.7	Form of Amendment No. 1 to Securities Purchase Agreement
10.29	Form of Placement Agent Agreement dated December 12, 2003 between Registrant and Brean Murray & Co., Inc.
99.1	Press Release issued December 22, 2003